===============================================================================

                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                           CHATEAU COMMUNITIES, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

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Notes:






Reg. (S) 240.14a-101.

SEC 1913 (3-99)

                           CHATEAU COMMUNITIES, INC.
                            6160 South Syracuse Way
                       Greenwood Village, Colorado 80111

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON MAY 16, 2002

To the Stockholders of Chateau Communities, Inc.:

  The Annual Meeting of the Stockholders of Chateau Communities, Inc., a Maryland corporation, will be held at the Company's headquarters, 6160 South Syracuse Way, Greenwood Village, Colorado 80111 on May 16, 2002, at 9:00 a.m., Mountain Daylight Time, for the following purpose and any other business:

    1. To elect two Class III directors to serve for a term of three years, expiring at the 2005 Annual Meeting of Stockholders or until their respective successors shall be elected and shall qualify; and

    2. To approve the Company's 2002 Equity Compensation Plan.

  The Board of Directors has fixed the close of business on March 22, 2002 as the record date for the determination of stockholders entitled to notice of and to vote at such meeting and any adjournments thereof.

  We hope all stockholders who can, will attend the Annual Meeting in person. Whether or not you plan to attend, we urge you to complete, date and sign the enclosed proxy and return it promptly in the enclosed postage-prepaid envelope provided for that purpose. By returning your proxy promptly you can help the Company avoid the expense of further proxy solicitations. To make it easier for you to vote, we also offer Internet and telephone voting. Prior to being voted, the proxy may be withdrawn in the manner specified in the proxy statement.

                                          By Order of the Board of Directors,

                                          John A. Boll,
                                          Chairman

April 3, 2002

                           CHATEAU COMMUNITIES, INC.
                            6160 South Syracuse Way
                       Greenwood Village, Colorado 80111

                                PROXY STATEMENT

                                      For

                        ANNUAL MEETING OF STOCKHOLDERS
                            To Be Held May 16, 2002

                              GENERAL INFORMATION

  This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the "Board") of Chateau Communities, Inc. for use at the Annual Meeting of Stockholders of the Company (the "Annual Meeting") to be held at the Company's headquarters, 6160 South Syracuse Way, Greenwood Village, Colorado 80111 on May 16, 2002 at 9:00 a.m. Mountain Daylight Time, or at any adjournments thereof, for the purpose set forth in the attached Notice of Meeting.

  This Proxy Statement and the accompanying form of proxy are first being sent to stockholders on or about April 3, 2002.

  The shares represented by the proxies returned properly will be voted at the meeting in compliance with the instructions given by the stockholder. If the stockholder does not specify any instruction, the shares will be used as a favorable vote in the election of the listed proposals. These votes will act in accordance with the best judgment of the proxy holders and with respect to any other matter which may properly come before the Annual Meeting. Even if you signed and mailed the enclosed proxy you may claim your right to vote up to and including the date of the Annual Meeting by sending a written notice (Attention: Tamara D. Fischer, Secretary) at the address stated above or at the Annual Meeting.

  All stockholders that are in record as of March 22, 2002 (the "Record Date") will be eligible to notice of or vote at the meeting. As of the Record Date, there were 29,199,381 shares of common stock, $0.01 par value ("Common Stock"), outstanding and entitled to vote. Each outstanding share of Common Stock is entitled to one vote. There is no cumulative voting with respect to the election of directors. Presence in person or by proxy of holders of a majority of our outstanding shares will constitute a quorum at the Annual Meeting.

                       PROPOSAL 1--ELECTION OF DIRECTORS

  The directors are divided into three classes, and one class is elected at each Annual Meeting of the Stockholders for a term of three years. The terms of the Class III directors expire at the 2002 Annual Meeting. Two directors have been nominated for a term to expire at the 2005 Annual Meeting of Stockholders. The terms of the other two classes of directors expire at the 2003 Annual Meeting (Class I) and the 2004 Annual Meeting (Class II).

Nominees for Election as Class III Directors

  The following information is furnished regarding the nominees for election as Class III directors (who serve until the Annual Meeting of the Stockholders to be held in 2005 or until their respective successors are elected and qualified):

  John A. Boll, 72, has been Chairman of our Board of Directors since our inception in 1993. Prior to our formation, Mr. Boll was the co-founder, partner and Chief Executive Officer of Chateau Estates, which was formed in 1966. He was inducted into the Manufactured Housing/Recreational Vehicle Hall of Fame in 1992 for his outstanding contributions to the manufactured housing industry. Mr. Boll was appointed by the Governor of the State of Michigan to become the first Chairman of the Michigan Mobile Home Commission, which is the principal Michigan authority regulating manufactured housing, a position he held for six years.

  Steven J. Sherwood, 53, is nominated to become a director. Mr. Sherwood is Chairman of CWS Capital Partners LLC, an investment management company headquartered in Newport Beach, California. Mr. Sherwood has been affiliated with CWS since 1977 when he joined its predecessor company Clayton, Williams and Sherwood, Inc. Since 1990, CWS has focused on acquiring and developing apartment communities in eight major metropolitan areas in Texas, North Carolina, Colorado, and California. CWS has approximately 7,000 units under ownership and development. The portfolio is comprised almost entirely of luxury properties. In March 1998 Mr. Sherwood engineered the merger of CWS' manufactured housing business with an affiliate of Security Capital Group to form a private real estate investment trust called CWS Communities Trust. He served as President of CWS Communities Trust from March 1998 through December 2000. Mr. Sherwood is now focused on guiding CWS Capital Partners strategically and expanding its capital relationships as well as a number of philanthropic efforts outside the company. Mr. Sherwood received a Bachelor of Science in mechanical engineering and a Masters of Science in industrial engineering from Texas Tech University. He is an active member of the World President's Organization and a licensed California real estate broker.

  James L. Clayton, 68, and Steven G. Davis, 52, who have been Class III Directors, have elected to not stand for re-election to the Board of Directors. The Board of Directors would like to thank Messrs. Clayton and Davis for their years of service and contributions to the Company and wishes each well in the future.

Continuing Class I Directors

The following information is furnished regarding the continuing Class I directors (who serve until the Annual Meeting of the Stockholders to be held in 2003 or until their respective successors are elected and qualified):

  Gebran S. Anton, Jr., 69, first became a director in 1993. He is the owner of Gebran Anton Development Co. and Anton, Zorn & Associates, Inc., a commercial and industrial real estate broker and former owner of Anton's, a men's retail chain. He is an incorporator and Director of Community Central Bank, and a former Chairman of the Board for First National Bank, St. Joseph Hospital, and Downtown Development Committee.

  Rhonda G. Hogan, 49, has served as a director since March 1997. Ms. Hogan is presently a partner with MDH Limited Partnership. She is a former partner of Tishman Speyer Properties, and former executive with Arvida Corporation. She recently served on the Board of Directors and as President of The Water Club Condominium Association, Inc. and is on the Silver Council of the Urban Land Institute. In addition, she served on the Board of Directors of Barnett Bank of South Florida, N.A. from 1986 to 1996. Ms. Hogan has also served or currently serves on several other Boards of Directors and as a member of several councils or institutes, including appointments to State Boards by the Governor and Cabinet of the State of Florida. Ms. Hogan received her B.B.A. from the University of Iowa.

  James M. Lane, 72, first became a director in 1993. He retired as the Senior Vice President and Chief Investment Officer of the Investment Management Division, NBD Bank, Detroit, where he served for approximately thirteen years. Mr. Lane was associated with the Chase Manhattan Corporation from 1953 to 1978, attaining the position of Executive Vice President while also serving as President and Chief Executive Officer of Chase Investors Management Corporation. He has a B.A. degree in economics from Wheaton College and an MBA in finance from the University of Chicago.

  Gary P. McDaniel, 56, has been our Chief Executive Officer and a director since February 1997. He served as the Chairman of the Board, President and Chief Executive Officer of ROC Communities, Inc. ("ROC") since 1993 and had been a principal of ROC's predecessors since 1979. He has been active in the manufactured home industry since 1972. He is a Trustee of N'Tandem Trust. Mr. McDaniel has been active in several state and national manufactured home associations, including associations in Florida and Colorado. In 1996, he was named "Industry Person of the Year" by the National Manufactured Housing

Industry Association. Mr. McDaniel is the Chairman of the Board of Directors of the Manufactured Housing Institute. He is a graduate of the University of Wyoming.

Continuing Class II Directors

  The following information is furnished regarding the continuing Class II directors (who serve until the Annual Meeting of the Stockholders to be held in 2004 or until their respective successors are elected and qualified):

  Edward R. Allen, 61, has served as a director since 1993. Mr. Allen is a director of the Make-A-Wish Foundation. He was, for the five years preceding the formation of the Company, Chairman and Chief Executive Officer of InterCoastal Communities, Inc., a Florida corporation which was engaged in operating manufactured home communities in Florida. Prior to joining InterCoastal, Mr. Allen developed a chain of restaurants which he and his partner sold in 1977 to Green Giant Corporation. Mr. Allen is a graduate of Cornell University.

  James M. Hankins, 67, served as a director of ROC from August 1993 to February 1997, and has served as one of our directors since February 1997. He is managing general partner of Hankins Enterprises, a partnership which owned and operated destination RV resorts in Arizona from 1985 to 2000. Prior to organizing the partnership in 1985, Mr. Hankins was a founder of Mobile Home Communities, Inc. in 1969, and served as President and Chief Executive Officer from 1973 to 1984. He holds a B.S. in Mechanical Engineering from the University of South Carolina and an MBA from Harvard University, and has served as a Captain in the United States Air Force.

  C.G. ("Jeff") Kellogg, 58, has been our President and a director since our inception, and was Chief Executive Officer from inception to February 1997. For the five years preceding our formation, Mr. Kellogg was President and Chief Operating Officer of Chateau Estates. He is extremely active in local and national industry associations, often in leadership positions. Mr. Kellogg is a past President of the Michigan Manufactured Housing Association and is an active member of the Manufactured Housing Institute's National Communities Council. He is a graduate of Michigan Technological University with a B.S. in Civil Engineering. Mr. Kellogg is the husband of Tamara D. Fischer, who is our Executive Vice President and Chief Financial Officer.

                       REQUIRED VOTE AND RECOMMENDATION

  Proxies will be voted for the election of all persons nominated to be a director above unless contrary instructions are set forth on the proxy. In the event any nominee should become unable or unwilling to serve as a director, which the Board of Directors does not expect, the person named in the accompanying proxy will vote for such nominee, if any, as may be recommended by the Board of Directors.

  Directors are elected by a plurality of the votes cast by the holders of Common Stock. The individuals who receive the largest number of votes cast, assuming presence of a quorum at the Annual Meeting, are elected as directors; therefore, if a quorum is present, any shares not voted (whether due to abstention or broker non-vote) do not affect the election of directors.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE NOMINEES.

           PROPOSAL 2--APPROVAL OF THE 2002 EQUITY COMPENSATION PLAN

  Our Board of Directors has adopted the 2002 Equity Compensation Plan (the "2002 Plan"), subject to approval by stockholders at the Annual Meeting. The 2002 Plan provides equity-based incentives to our key employees, directors and key consultants (in total, approximately 100 persons). The 2002 Plan authorizes the discretionary grant by the Executive Compensation Committee of the Board (the "Committee") of awards of options and restricted shares of Common Stock. All directors serving on the Committee are required to be "non-employee directors" as that term is defined under Rule 16b-3 under the Securities Exchange Act of 1934, as amended. According to the 2002 Plan, 1.4 million shares of Common Stock, subject to anti-dilutive adjustment, will be reserved for awards of options and restricted shares of Common Stock to participants for the purpose of providing, through the grant of long-term incentives, a means to attract and retain key personnel and to provide to participating officers and other key employees long-term incentives for sustained high levels of performance.

  The following is a summary that highlights certain terms and provisions of the 2002 Plan. Because this is a summary, it does not contain a complete description of the 2002 Plan. You may obtain a copy of the actual 2002 Plan with a written request to our Corporate Secretary.

Administration

  The Committee will administrate the 2002 Plan.

Securities Subject to the Equity Compensation Plan

  The shares issued under the 2002 Plan may consist of authorized but unissued shares or Treasury shares of the Company. No more than an aggregate of 1.4 million shares of Common Stock may be the subject of options or restricted stock grants under the 2002 Plan.

Eligibility

  Any director, officer or employee of our Company, or our subsidiaries, are eligible to receive an option or a restricted stock grant. Approximately 600 persons are eligible to participate in the 2002 Plan. Participants will be selected for participation based on their position, responsibilities, nature and value of services, accomplishments and potential.

Options Granted Under the 2002 Plan

  Options granted under the 2002 Plan may be either (1) incentive stock options ("Incentive Stock Options") within the meaning of Section 422(b) of the Internal Revenue Code of 1986, as amended (the "Code"), or (2) non-qualified stock options. Any options granted under the 2002 Plan will have exercise prices not less than 100% of the fair market value of the Common

Stock at the date of grant. As of March 28, 2002, the closing price of our common stock on the New York Stock Exchange was $28.73.

  Unless otherwise provided by the particular option grant, at the election of the optionee the exercise price may be paid, in whole or in part, (1) by certified or cashier's check; (2) with the proceeds of a loan program with us or third-party sale program or a note given as consideration under such a program, in each case if permitted by the Committee; (3) with shares of previously owned Common Stock, if approved by the Committee; or (4) with shares of Common Stock withheld by us which the optionee would otherwise have received, if approved by the Committee.

  The optionee will be able to exercise options from time to time as specified in the particular option grant. The Committee shall determine the expiration date of the options, which date will be no later than the tenth anniversary from the date of grant or, in the case of certain Incentive Stock Options, no more than five years from the date of grant. Except in certain circumstances, the option must be exercised during the period the optionee is our employee. Upon and after the death of an optionee, the optionee's options, to the extent otherwise exercisable, will be exercisable by the optionee's legal representative. Subject to the above conditions, the exercise price and duration of the options will be set by the Committee.

Special Limitations for Incentive Stock Options

The 2002 Plan imposes certain limitations upon the exercise of Incentive Stock Options, including the following limitations:

    1) The aggregate fair market value (determined at the time the Incentive Stock Options are granted) of the shares of Common Stock with respect to which Incentive Stock Options under the 2002 Plan or any other plan are exercisable for the first time by any optionee during any calendar year shall not exceed $100,000.

    2) If an Incentive Stock Option is to be granted to an employee who immediately before such grant owned 10% or more of the total combined voting power of all classes of our stock or any subsidiary of us, the exercise price per share of Common Stock shall be not less than 110% of the fair market value at the time of the grant of the Incentive Stock Option, and the Incentive Stock Option shall expire not more than five years from the date of grant.

Stockholder Rights of Optionees

  Neither the optionee nor any person entitled to exercise the optionee's rights in the event of death shall have any rights of a stockholder with respect to the shares of Common Stock subject to the option, except to the extent that a certificate for such shares shall have been issued upon the exercise of the option. To the extend permitted by the Committee, option grants may provide for the payment of dividends to the optionee prior to exercise of the option.

Federal Tax Consequences of Option Grants

  In general, neither the grant nor the exercise of an Incentive Stock Option will result in taxable income to an optionee or a deduction for us. To receive special tax treatment as an Incentive Stock Option under the Code as to shares acquired upon exercise of an Incentive Stock Option, an optionee must neither dispose of such shares within two years after the Incentive Stock Option is granted nor within one year after the transfer of the shares to the optionee pursuant to exercise of the option. In addition, the optionee must be our employee or with one of our subsidiaries at all times between the date of grant and the date three months (one year in the case of death or disability) before exercise of the option. Special tax treatment as an Incentive Stock Option under the Code generally allows the sale of Common Stock received upon the exercise of an Incentive Stock Option to result in any gain being treated as a capital gain to the optionee, but we will not be entitled to a tax deduction. However, the exercise of an Incentive Stock Option (if the holding period rules described in this paragraph are satisfied) will give rise to income includable by the optionee in his or her alternative minimum taxable income for purposes of the alternative minimum tax in an amount equal to the excess of the fair market value of the stock acquired on the date of the exercise of the option over the option price.

  If the holding period rules noted above are not satisfied, gain recognized on the disposition of the shares acquired upon the exercise of an Incentive Stock Option will be characterized as ordinary income. Such gain will be equal to the difference between the option price and the fair market value of the shares at the time of exercise. (Special rules may apply to disqualifying dispositions where the amount realized is less than the value at exercise.) We will generally be entitled to a deduction equal to the amount of such gain included by an optionee as ordinary income. Any excess of the amount realized upon such disposition over the fair market value at exercise will generally be long-term or short-term capital gain depending on the holding period involved. Notwithstanding the foregoing, in the event that exercise of the option is permitted other than by cash payment of the exercise price, various special tax rules may apply.

  No income will be recognized by an optionee at the time a non-qualified stock option is granted. Generally, ordinary income will, however, be recognized by an optionee at the time a non-qualified stock option is exercised in an amount equal to the excess of the fair market value of the underlying Common Stock on the exercise date over the option price. We will generally be entitled to a deduction for Federal income tax purposes in the same amount as the amount included in ordinary income by the optionee with respect to his or her non-qualified stock option.

  Gain or loss on a subsequent sale or other disposition of the shares acquired upon the exercise of a non-qualified stock option will be measured by the difference between the amount realized on the disposition and the tax basis of such shares, and will generally be long-term or short-term capital gain depending on the holding period involved. The tax basis of the shares acquired upon the exercise of any non-qualified stock option will be equal to the sum of the option price of such non-qualified stock option and the amount included in income with respect to such option. Notwithstanding the foregoing, in the event that exercise of the option is permitted other than by cash payment of the exercise price, various special tax rules may apply.

  The foregoing tax discussion is a general description of certain expected Federal income tax results under current law, and does not purport to be a complete description of such consequences.

Restricted Stock

  Restricted stock granted under the 2002 Plan generally may not be disposed of by the recipient until certain restrictions established by the Committee lapse. Recipients of restricted stock are not generally expected to be required to provide consideration other than the rendering of services or the payment of any minimum amount required by law. The participant shall have, with respect to restricted stock, all of the rights of a stockholder of the Company, including the right to vote the shares, and the right to receive any cash dividends, unless the Committee shall otherwise determine. Upon termination of employment during the restriction period, all restricted stock shall be forfeited, subject to expectations that may be specified in a specific restricted stock grant.

Amendment and Termination

  The 2002 Plan may be amended by the Board at any time, except that no amendment may adversely affect a participant with respect to options or restricted stock previously granted unless such amendments are in compliance with applicable laws; provided that no amendment shall be made that would, if such amendment were not approved by the holders of the Common stock, cause the 2002 Plan to fail to comply with any requirement of applicable law or regulation if such amendment were not so approved.

  The 2002 Plan will terminate on, and no option or restricted stock will be granted thereunder after, the ten-year anniversary of the earlier of the approval of the 2002 Plan by (1) the Board or (2) the date the 2002 Plan is approved by the stockholders.

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

                       REQUIRED VOTE AND RECOMMENDATION

  Proxies will be voted for the approval of the 2002 Plan unless contrary instructions are set forth on the proxy. The 2002 Plan will be approved if a majority of the votes cast by the holders of Common Stock are cast for Proposal 2, provided that at least 50% of all of the issued and outstanding shares of Common Stock entitled to vote are present and voting at the Annual Meeting. Accordingly, assuming at least 50% of the outstanding shares of Common Stock vote in person or by proxy on this matter, abstentions and broker non-votes will not affect the outcome of this proposal.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE PLAN.

                       EXECUTIVE OFFICERS OF THE COMPANY

  The following information is presented with respect to the current executive officers of the Company:

  Gary P. McDaniel is our Chief Executive Officer and a director. Biographical information on Mr. McDaniel may be found under "PROPOSAL 1--ELECTION OF DIRECTORS-- Continuing Class I Directors," above.

  C.G. ("Jeff") Kellogg is our President and a director. Biographical information on Mr. Kellogg may be found under "PROPOSAL 1--ELECTION OF DIRECTORS-Continuing Class II Directors," above.

  Rees F. Davis, Jr., 43, is our Executive Vice President and Chief Operating Officer, having served in such capacity since October 2001. Prior to this, Mr. Davis served as Executive Vice President-Acquisitions since February 1997. He served as Executive Vice President of Acquisitions and Sales for ROC from 1993 to February 1997. Prior to that, Mr. Davis previously served as Vice President of Acquisitions and Sales and a director for ROC's predecessors since 1986. Mr. Davis is a two-term past officer of the Colorado Manufactured Housing Association. He is also an active member of The Manufactured Housing Institute. Mr. Davis is a graduate of Colorado State University.

  Tamara D. Fischer, 46, is our Executive Vice President and Chief Financial Officer, having served in these roles since our formation. Prior to joining us, Ms. Fischer was employed by Coopers & Lybrand for 11 years. Ms. Fischer is a CPA and a graduate of Case Western Reserve University. Ms. Fischer is the wife of Mr. Kellogg who is our President and a director.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  The following table sets forth, as of March 21, 2002, certain information regarding the beneficial ownership of the Company's Common Stock by (1) each of the directors (nominated and continuing), (2) executive officers of the Company named in the Summary Compensation Table and (3) all directors and executive officers as a group and (4) each person or entity known to the Company to be the beneficial owner of more than 5% of the Common Stock:

                                                          Shares of
                                                            Stock
                                                         Beneficially
                                                         Owned as of
                                                          March 21,   Percent
Name                                                        2002**    of Class
----                                                     ------------ --------
John A. Boll(1)*........................................   3,525,271    11.8
Steve Sherwood(2).......................................   1,034,886     3.5
Gary P. McDaniel(3)*....................................     576,126     2.0
C.G. ("Jeff") Kellogg(4)*...............................     447,385     1.5
Rees F. Davis, Jr.(5)...................................     264,356     ***
James L. Clayton(6)*....................................     247,030     ***
Tamara D. Fischer(7)....................................     217,214     ***
Edward R. Allen(8)*.....................................     160,423     ***
Steven G. Davis(9)*.....................................     134,064     ***
Gebran S. Anton, Jr.(10)*...............................      64,748     ***
James M. Hankins(11)*...................................      59,562     ***
James M. Lane(12)*......................................      54,377     ***
Rhonda G. Hogan (13)*...................................      35,330     ***
All directors, nominated directors and executive
 officers as a group (13 persons).......................   6,820,772    23.4
J. Peter Ministrelli(14)................................   2,059,088     7.1

--------
  * Designates a director or a nominated director.

 ** For purposes of this table, a person is deemed to be the beneficial owner of shares of Common Stock if that person has the right to acquire such shares within 60 days by the exercise of any stock option or any other right to convert or exchange outstanding securities. Certain persons named in the table also hold OP Units in CP Limited Partnership, which is the operating partnership of the Company. Such OP Units are exchangeable on a one-for-one basis for shares of the Company's Common Stock, subject to certain limitations relating to the Company's ownership limit. All OP Units held by a person and such person's stock options (to the extent exchangeable or exercisable within such 60-day period) are deemed to have been exchanged or exercised for the purpose of computing the percentage of outstanding shares of Common Stock beneficially owned by such person, but shall not be deemed to have been exchanged or exercised for the purpose of computing the percentage of outstanding shares of Common Stock beneficially owned by any other person. Additionally, for the purposes of this table, a person or entity shall be deemed to be a beneficial owner of shares of Common Stock if such person or entity has or shares either investment or voting power with respect to such shares.
*** Shares owned in each case constitute less than 1% of the Company's outstanding common stock.
 (1) Reflects 2,788,429 shares of Common Stock, 685,482 OP Units exchangeable for an equal number of shares of Common Stock and options to purchase 51,360 shares of Common Stock.
 (2) Reflects 375,097 shares of Common Stock and 659,789 OP Units exchangeable for an equal number of shares of Common Stock.
 (3) Reflects 486,426 shares of Common Stock and options to purchase 89,700 shares of Common Stock.
 (4) Reflects 357,685 shares of Common Stock and options to purchase 89,700 shares of Common Stock.
 (5) Reflects 210,456 shares of Common Stock and options to purchase 53,900 shares of Common Stock.
 (6) Reflects 196,190 shares of Common Stock and options to purchase 50,840 shares of Common Stock. Common Stock beneficially owned by Mr. Clayton includes 182,779 shares of Common Stock owned by Clayton Homes, Inc.

     Mr. Clayton disclaims beneficial ownership of the shares of Common Stock owned by Clayton Homes, Inc. except to the extent of his approximate 26% equity interest in Clayton Homes, Inc. Shares owned by Clayton Homes, Inc. are held by its wholly-owned subsidiary CHM Parks, Inc.
 (7) Reflects 162,538 shares of Common Stock, 776 OP Units exchangeable for an equal number of shares of Common Stock and options to purchase 53,900 shares of Common Stock.
 (8) Reflects 116,563 shares of Common Stock and options to purchase 43,860 shares of Common Stock.
 (9) Reflects 104,064 shares of Common Stock and options to purchase 30,000 shares of Common Stock.
(10) Reflects 13,388 shares of Common Stock and options to purchase 51,360 shares of Common Stock.
(11) Reflects 19,663 shares of Common Stock and options to purchase 39,899 shares of Common Stock. Common Stock beneficially owned by Mr. Hankins includes 1,303 shares of Common Stock owned by Mr. Hankins' spouse and 2,605 shares of Common Stock held by Mr. Hankins' individual retirement account.
(12) Reflects 8,357 shares of Common Stock and options to purchase 46,020 shares of Common Stock.
(13) Reflects 5,330 shares of Common Stock and options to purchase 30,000 shares of Common Stock.
(14) Mr. Ministrelli's address is 50-445 Mountain Shadow, La Quinta, CA 92253.

                                 BOARD MATTERS

Board Meetings

  The Board of Directors held five meetings during 2002.

Committees of the Board of Directors

  Audit Committee. The Audit Committee reviews and acts or reports to the Board with respect to various auditing and accounting matters including those matters discussed under Audit Committee Report. This includes the selection and fees of the Company's independent auditors, the scope of audit procedures, the nature of services to be performed for us by the independent auditors, and our accounting practices. During 2001, the Audit Committee (which consisted of Messrs. Clayton, Davis and Lane) held five meetings.

  Executive Committee. The Executive Committee may act on certain matters between Board meetings. During 2001, the Executive Committee (which consisted of Messrs. Boll, Hankins, Kellogg and McDaniel) held four meetings.

  Compensation Committee. The Executive Compensation Committee administers our equity compensation plans and annually reviews and approves recommendations from senior management and makes recommendations to the Board regarding the policies and procedures that govern the various compensation programs for our CEO and executives. During 2001, the Executive Compensation Committee (which consisted of Ms. Hogan and Messrs. Allen, Anton, Hankins) held two meetings.

  Nominating and Corporate Governance Committee. We maintain a Nominating and Corporate Governance Committee, which nominates individuals to serve as directors. These individuals also analyze and develop policies, and make recommendations to the Board that relate to corporate governance issues that affect our Company. During 2001, the Nominating and Corporate Governance Committee (which consisted of Ms. Hogan and Messrs. Allen, Hankins and Lane) held one meeting.

Director Compensation

  Directors are reimbursed for travel and other expenses relating to their attendance at Board and committee meeting and, other than Messrs. McDaniel and Kellogg, receive an annual director's fee of $18,000, which may be taken in stock at the Director's option. The independent directors also receive an annual grant of options to purchase 7,500 shares of the Common Stock at an exercise price equal to the fair market value of the Common Stock at the date of grant.

                            EXECUTIVE COMPENSATION

  This table summarizes the compensation of our CEO and our other executive officers whose salary and bonus compensation exceed $100,000 for the years 1999, 2000 and 2001.

                          SUMMARY COMPENSATION TABLE

                                                           Long Term
                           Annual Compensation        Compensation Awards
                         -------------------------  -----------------------
                                                    Common Stock
                                                     Underlying  Restricted
   Name and principal                                  Stock        Stock      All Other
        position         Year  Salary      Bonus      Options     Award(1)  Compensation(2)
   ------------------    ---- ---------  ---------  ------------ ---------- --------------
Gary P. McDaniel........ 2001  $269,000        --      60,000          --      $ 6,514
 Chief Executive Officer 2000  $255,700   $102,300     60,000     $362,813     $13,210
                         1999  $244,000   $127,100     29,500          --      $13,550

C.G. ("Jeff") Kellogg... 2001  $269,000        --      60,000          --      $ 6,324
 President               2000  $255,700   $100,300     60,000     $362,813     $11,260
                         1999  $244,000   $127,100     29,500          --      $10,250

Rees F. Davis, Jr....... 2001 $ 213,000        --      40,000          --      $ 7,536
 Executive Vice          2000 $ 203,000  $  63,875     40,000     $241,875     $10,010
 President and Chief     1999 $ 174,000  $  45,200     16,500          --      $18,128
 Operating Officer

Tamara D. Fischer....... 2001 $ 213,000        --      40,000          --      $ 5,956
 Executive Vice          2000 $ 203,000  $  81,200     40,000     $241,875     $10,010
 President and Chief     1999 $ 174,000  $  45,200     16,500          --      $18,128
 Financial Officer

--------
(1) Represents an award of restricted stock granted in February 2000 when the stock price was $24.1875. The stock vests after three years based on meeting pre-determined increases in funds from operations per share, cannot be sold for five years, and pays dividends to the executive officers.
(2) Represents primarily profit-sharing contributions and use of company vehicles.

                         OPTION/SAR GRANTS DURING 2001

  The following table sets forth information with respect to options granted during 2001 to the executive officers named in the Summary Compensation Table.

                                                                          Potential Realizable
                                                                            Value at Assumed
                                                                          Annual Rates of Stock
                                                                           Price Appreciation
                                                                             for Option Term
                                                                          ---------------------
          (a)                 (b)          (c)         (d)         (e)        (f)        (g)
------------------------ ------------ ------------ ----------- ---------- ---------- ----------
                          Number of    % of Total   Weighted
                          Securities  Options/SARs   Average
                          Underlying   Granted to  Exercise or
                         Options/SARs Employees in Base Price  Expiration
   Name                    Granted        2001       ($/Sh)       Date      5%($)      10%($)
   ----                  ------------ ------------ ----------- ---------- ---------- ----------
Gary P. McDaniel........    60,000        15.3%     $30.3500   2/22/2011  $1,145,217 $2,902,205
C.G. ("Jeff") Kellogg...    60,000        15.3%     $30.3500   2/22/2011  $1,145,217 $2,902,205
Rees F. Davis, Jr.......    40,000        10.2%     $30.3500   2/22/2011  $  763,478 $1,934,803
Tamara D. Fischer.......    40,000        10.2%     $30.3500   2/22/2011  $  763,478 $1,934,803

                  AGGREGATED OPTION/SAR EXERCISES DURING 2001
                  AND OPTION/SAR VALUES AT DECEMBER 31, 2001

  The following table provides information with respect to the unexercised options held as of December 31, 2001 by the executive officers named in the Summary Compensation Table.

                                                Number of Securities            Value of
                                               Underlying Unexercised   Unexercised In-the-Money
                                                   Options/SARs at           Option/SARs at
                           Shares               December 31, 2001(1)      December 31, 2001(1)
                         Acquired on  Value   ------------------------- -------------------------
   Name                   Exercise   Realized Exercisable Unexercisable Exercisable Unexercisable
   ----                  ----------- -------- ----------- ------------- ----------- -------------
Gary P. McDaniel........      --        --      89,700       104,800     $180,686     $234,708
C.G. ("Jeff") Kellogg...      --        --      89,700       104,800     $180,686     $234,708
Rees F. Davis, Jr.......      --        --      53,900        67,600     $115,779     $153,353
Tamara D. Fischer.......      --        --      53,900        67,600     $115,779     $153,353

Employment Agreements

  Consistent with our goal to retain the skills and expertise of certain members of senior management, we executed employment agreements (each, an "Employment Agreement"), effective in February 1997, with each of the following executive officers: Gary P. McDaniel, C.G. ("Jeff") Kellogg, Rees F. Davis, Jr. and Tamara D. Fischer. Each Employment Agreement had an initial term of three years with automatic one-year extensions commencing on the third anniversary of the execution of the agreements unless notice of non-extension is given at least 180 days prior to such anniversary. Since the expiration of the initial three-year period, each of the Employment Agreements has been extended annually for additional one-year periods. In connection with the last extension of the Employment Agreements, the base salary will be as follows for the calendar year 2002: Gary P. McDaniel ($301,000); C.G. ("Jeff") Kellogg ($301,000); Rees F. Davis, Jr. ($250,000); and Tamara D. Fischer ($221,000).
The Employment Agreements also provide for (1) an annual target bonus of up to 80% of such executive's base salary upon the attainment of increases in funds from operations per share of the Company (with the maximum bonus being earned for increases of at least 9%); (2) grants of stock options and shares of restricted stock under the Company's equity participation plans; and (3) benefits (including retirement, group life, medical, dental and disability benefits) on a basis reasonably comparable in the aggregate to those currently provided. Each Employment Agreement provides that, if the executive's employment is terminated by us other than for "cause", disability or death or by the executive for "good reason" or if the Employment Agreement is not renewed, the executive will be entitled to receive a payment equal to two times (or one and one-half times in the case of non-renewal) the same of the executive's annual base salary and bonus, the continuation of welfare and pension benefits during the 24-month period (or 18 month period in the case of non-renewal) following termination and the accelerated vesting of equity based incentives. If the employment of either Mr. McDaniel or Mr. Kellogg is terminated as a result of a "change of control," "two times" and "24 months" in the preceding sentence is replaced with "three times" and "36 months. "Further, if the executive's employment is terminated for any other reason, other than for "cause," including voluntary resignation, disability, or death, "two times" and "24 months" in such sentence is replaced by "one time" and "12 months."

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

General

  The Executive Compensation Committee (the "Committee") annually reviews and approves recommendations from senior management and makes recommendations to the Board of Directors regarding the policies and procedures that govern the various compensation programs for our CEO and executives. The Committee also administers our equity compensation plans.

  The Committee believes the executive compensation should align the financial interests of our executives with the long term interests of us and our stockholders. The Committee believes that a material portion of the executive officers' pay should be linked to our stated and predetermined goals. The Committee also believes that we should have a sound and competitive compensation program so it can attract and retain key executives to lead us toward the fulfillment of our goals. The key elements of our current program include a base salary, a bonus plan linked to individual and Company financial performance and equity participation through stock options and restricted share grants.

  The Committee does not consider the provisions of Section 162(m) of the Code, which limits the deductibility of certain compensation paid to certain executives in excess of $1 million in any taxable year, to be material to its approach to executive compensation matters. This is due to our status as a REIT under the Code that generally exempts us from the payment of corporate federal income taxes.

Base Salary

  The Committee's policy with respect to salaries is to establish base compensation levels for executive officers that are competitive in relation to other companies of similar size within our industry. The Committee also takes into consideration the executive's responsibilities, experience level and individual performance. To ensure that base salary is competitive, our salary structure is periodically benchmarked against other salaries for key positions in other companies of similar size in our industry. Salaries normally are increased annually, based on market conditions and individual and Company performance factors. Pursuant to Employment Agreements, and consistent with this policy, Mr. Kellogg, Mr. Davis and Ms. Fischer received base salaries of $269,000, $213,000 and $213,000, respectively, in 2001.

Bonus

  The Committee's policy with respect to bonuses of our executive officers is to link bonuses to our financial performance and in certain cases to achievements by individual executives of goals within their areas of direct responsibility. For 2001, our executive officers participated in a bonus plan pursuant to which they earned bonuses of up to 80% of their base salaries tied to increases in funds from operation per share (the principal measure used by the Company to measure its financial performance) and, in the case of the Mr. Davis, to additional factors relating to the achievement of certain goals related to Company acquisitions. Mr. Kellogg, Mr. Davis and Ms. Fischer did not receive any bonuses under this plan in respect of 2001.

Stock Options and Restricted Stock

  We adopted the 2002 Equity Compensation Plan and all previous compensation plans (together, the "Plans") that authorize the discretionary grant by the Committee of awards of options and restricted shares of Common Stock to all key persons affiliated with us. The Committee believes that the Plans provide, through the grant of long-term incentives, a means to attract and retain key personnel and to provide participating officers and other key employees long-term incentives for sustained high levels of performance. They grant options to purchase Common Stock to employees (including executive officers). Option grants become exercisable over a period of time determined by the Committee and generally have an exercise price equal to the fair market value of the Common Stock on the grant date, creating long-term incentives to enhance the value of our Common Stock.

  In respect of 2001, Mr. Kellogg, Mr. Davis and Ms. Fischer were awarded stock options, which vest over a five-year period from the date of grant, to purchase 60,000, 40,000 and 40,000 shares of Common Stock, respectively. The Committee awarded the stock options to these executives as part of their annual compensation review for 2000. The awards were determined based on the executive officer's performance of specific and Company objectives. The levels of these awards reflected the Committee's belief that increasing management equity ownership will create long-term incentives to enhance the value of our Common Stock. They believe that the above elements assist us in meeting our short-term and long-term objectives and appropriately relate executive compensation to our performance.

The Chief Executive Officer's 2001 Compensation

  We have employed Gary P. McDaniel as our Chief Executive Officer since February 1997. He was originally employed pursuant to a three-year employment agreement, dated February 11, 1997. This employment agreement has been extended for an additional one-year period each year in February and is currently extended through February 2003. Pursuant to this agreement, Mr. McDaniel was paid a base salary of $255,700 during 2000, and a base salary of $269,000 during 2001. Under this employment agreement, Mr. McDaniel was eligible to earn for 2001 a bonus of up to 80% of his base salary tied to increases in our funds from operations per share. Based on our financial performance in 2001, Mr. McDaniel was not paid a bonus. In addition, the Committee granted Mr. McDaniel options to purchase 60,000 shares of Common Stock, subject to a five-year vesting schedule. Mr. McDaniel's base salary for 2000 and 2001 was $255,700 and $269,000 respectively. His base salary for 2002 will be $301,000. Mr. McDaniel will be eligible to receive a bonus ranging up to 80% of his base salary in any year upon our achievement of increases in funds from operations per share in that year of between 7.0% to 9.75%, and an additional bonus of 10% of his base salary for each 0.25% increase in funds from operations per share in that year in excess of 9.75%. In recommending to the Board salary levels and bonus criteria for Mr. McDaniel in respect of 2001 and 2002, the Committee took into account the analysis made by Watson Wyatt Worldwide, an executive compensation consultant hired by the Committee. This firm reported to the Committee on compensation matters affecting us generally and also analyzed Mr. McDaniel's compensation in comparison with the compensation amounts paid to other chief executive officers of companies considered comparable to ours for this purpose.

               Chateau Communities, Inc. Compensation Committee

                                Edward R. Allen
                                Gebran S. Anton
                               James M. Hankins
                                Rhonda G. Hogan

                            AUDIT COMMITTEE REPORT

  The Board of Directors has adopted a written charter for the Audit
Committee.

  The Audit Committee has reviewed and discussed the audited financial statements with management. They have discussed with the independent auditors the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU Section 380). The Audit Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, and has discussed with the independent auditors the independent auditors' independence. Additionally, the Audit Committee has reviewed fees charged by the independent auditors and have monitored whether the non-audit services provided by the independent auditors is compatible with maintaining the independence of such auditors.

  Audit Fees: During 2001, we paid our independent auditors $116,000 for recurring audit services.

  All Other Fees: During 2001, we paid our independent auditors $199,000 for services related to acquisitions, dispositions and debt issuances, and $147,000 consisting mainly of tax planning and compliance.

  Based upon its reviews and discussions, the Audit Committee recommended to our Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2001 for filing with the SEC.


  The Audit Committee members are James L. Clayton, Steven G. Davis and James
M. Lane, all of whom are independent directors under the rules and listing standards of the New York Stock Exchange.

                               PERFORMANCE GRAPH

  Following is a line graph comparing the cumulative total stockholder return on our Common Stock with the cumulative total return of the S&P 500 Stock Index and the NAREIT Equity REIT Total Return Index for the period commencing December 31, 1996 and ending December 31, 2001. The NAREIT Equity REIT Total Return Index included 167 companies with a total market capitalization of $118 billion. The graph assumes that a stockholder invested $100 on December 31, 1996 in our Common Stock, the S&P Stock Index and the NAREIT Equity REIT Total Return Index, assuming reinvestment of dividends.

  The table below presents the value as of each of the dates indicated of $100 investments made on December 31, 1996 in the Company's Common Stock, the S&P Stock Index and the NAREIT Equity REIT Total Return Index, assuming reinvestment of dividends.




[PERFORMANCE GRAPH APPEARS HERE]

Measurement Period                             Chateau       S&P   NAREIT Equity
(Fiscal Year Covered)                      Communities Inc.  500       Index
---------------------                      ---------------- ------ -------------
Dec. 31, 1996.............................      100.00      100.00    100.00
Dec. 31, 1997.............................      134.09      133.36    120.26
Dec. 31, 1998.............................      132.82      171.47     99.21
Dec. 31, 1999.............................      126.12      207.56     94.63
Dec. 31, 2000.............................      159.34      188.66    119.58
Dec. 31, 2001.............................      168.13      166.24    136.20

  There can be no assurance that our share performance will continue into the future with the same or similar trends shown in the graph above. We will not make or endorse any predictions as to future share performance.

  The foregoing Share Performance Graph, the Report on Executive Compensation and the Audit Committee Report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate such graph or report by reference and will not otherwise be deemed filed under such acts.

                             CERTAIN TRANSACTIONS

  Rental expense of approximately $130,000 annually has been incurred for leased space in an office building owned by certain officers and equity owners.

  In December 2000, we purchased a manufactured home community from a partnership owned by two of our officers for $2,550,000. This community contains 295 developed homesites.

  We have made loans to the Executive Officers named in the Summary Compensation Table to allow them to purchase shares of Company Common Stock. Such loans were evidenced by separate promissory notes in the amount of the purchase price for such shares. These notes provide for interest, payable quarterly, with the principal balance payable on the earlier of the termination of the officer's employment with us, other than by reason of death or disability, or the maturity date. The notes are non-recourse to the respective officers and collateralized by a pledge of the shares of Common Stock purchased. The following table summarizes the information relating to the loans.

                       Number of   Highest    Balance at
                        Shares   Loan Balance March 15,     Interest   Maturity
                       Purchased During 2001     2002         Rate       Date
                       --------- ------------ ----------    --------   --------
Gary P. McDaniel......   30,065   $  665,561  $  665,561      2.66%(1) 08/31/03
                         29,850   $  968,097  $  968,097      2.66%(1) 03/01/05
C.G. ("Jeff")
 Kellogg..............   13,750   $  218,800          --(2)   7.00%          --
                        114,568   $2,725,505  $2,725,505      2.66%(1) 08/31/03

Rees F. Davis, Jr.....   30,065   $  742,561  $  742,561      2.66%(1) 08/31/03
                         29,850   $1,111,597  $1,111,597      2.66%(1) 03/01/05

Tamara D. Fischer.....    6,875    $ 102,837          --(2)   7.00%          --
                         61,692   $1,359,684  $1,359,684      2.66%(1) 08/31/03
                         61,128   $1,437,253  $1,437,253      2.66%(1) 03/01/05

--------
(1) The interest rate on these notes represents our current borrowing rate of LIBOR plus 80 basis points as of 3/15/02.
(2) These loans for Mr. Kellogg and Ms. Fischer were paid off in March 2002.

Section 16(a) Beneficial Ownership Reporting Compliance

  Directors, executive officers and beneficial owners of more than 10% of our Common Stock are required to file initial reports of ownership and reports of changes in ownership of our securities pursuant to Section 16(a) of the Securities Exchange Act of 1934 and to provide us with copies of such reports. We have reviewed all such reports from persons known to us to be subject to these Section 16(a) provisions. Based solely on this review, we believe that for the year ended December 31, 2001 all Section 16(a) filing requirements were met, except that we are aware that Steven G. Davis, our director, failed to file a timely report disclosing the sale of 5,100 shares of common stock in February 2001.

                             STOCKHOLDER PROPOSALS

  Stockholder proposals, intended to be presented at the 2003 Annual Meeting of Stockholders of the Company, must be received by us at our address stated in this Proxy by December 10, 2002 to be considered for inclusion in our Proxy Statement and form of proxy relating to such meeting.

  Any stockholder who intends to submit a proposal at the 2003 Annual Meeting of Stockholders of the Company without including the proposal in the proxy statement for such Annual Meeting must, under our Bylaws, notify us of such proposal by March 20, 2003, subject to certain exceptions.

                             INDEPENDENT AUDITORS

  It is not our practice to submit to Stockholders a proposal for the selection or ratification of our independent certified public accountants, and no such proposal is submitted hereby. PricewaterhouseCoopers LLP acted in this capacity since our initial public offering and PricewaterhouseCoopers LLP is so acting during the current year. Representatives of PricewaterhouseCoopers LLP are expected to be present and will be available to respond to appropriate questions at the Annual Meeting.

                              PROXY SOLICITATION

  The expense of this solicitation of proxies will be borne by us. If necessary, officers and regular employees may also solicit proxies, without extra compensation, personally and by telephone and other means of communication. We may also reimburse brokers and other persons holding stock in their names or in the names of their nominees, for their charges and expenses in forwarding proxies and proxy material to the beneficial owners of such stock.

                                 OTHER MATTERS

  The Board of Directors do not know of any other matters that will be voted on at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the proxies named in the enclosed form of proxy to vote the shares represented thereby with respect to such matters in accordance with their best judgment.

  Stockholders may obtain without charge a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2001, filed with the SEC, including the financial statements and schedules thereto, without the accompanying exhibits, by writing to Ms. Marti Dowling, Chateau Communities, Inc., 6160 South Syracuse Way, Greenwood Village, Colorado 80111. A list of exhibits is included in the 2001 10-K, and exhibits are available from us upon payment to us of the costs of furnishing them.

                                          By Order of the Board of Directors,

                                          John A. Boll, Chairman

Greenwood Village, Colorado
April 3, 2002

PROXY

                           CHATEAU COMMUNITIES, INC.
                            6160 South Syracuse Way
                       Greenwood Village, Colorado 80111

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 16, 2002

   The undersigned hereby appoints each of John A. Boll and Gary P. McDaniel, or any of them, as proxies, each with the power to appoint his substitute, and authorizes each of them to represent and to vote, as designated below, all shares of common stock of Chateau Communities, Inc. ("Chateau") held of record by the undersigned on March 22, 2002 at the Annual Meeting of Stockholders of Chateau to be held on May 16, 2002, at 9:00 a.m. Mountain Daylight Time, or any adjournment or adjournments thereof. This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder with respect to all shares of Chateau held of record by the undersigned stockholder. If no direction is made, this proxy will be voted in favor of the election of all listed nominees to the Board of Directors, FOR each of the other items set forth on the proxy and in the best discretion of such proxies upon such other business as may properly come before the meeting or any adjournment or adjournments thereof.

   YOUR SHARES WILL BE VOTED AS DIRECTED ON THIS CARD. IF SIGNED AND NO DIRECTION IS GIVEN FOR ANY ITEM, IT WILL BE VOTED IN FAVOR OF ITEM 1 AND ITEM 2.

   To vote by telephone or internet, please see the reverse of this card. To vote by mail, please sign and date this card on the reverse, tear off at the perforation, and mail promptly in the enclosed postage-paid envelope.


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

[X] Please mark your                                                        3575
    votes as in this
    example.


                            FOR   WITHHELD
1. Election of Directors:                    Nominees:
                                             Class III - 01. John A. Boll
                                                         02. Steven J. Sherwood

For, except vote withheld from the following nominee(s):

-----------------------------

                                   FOR    AGAINST    ABSTAIN
2. To approve Chateau's 2002
   Equity Compensation Plan

3. In their best discretion, the proxies are authorized to set and vote upon such other business as may properly come before the Annual Meeting or any adjournment thereof.


Discontinue Annual Report Mailing
for this Account.

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders, dated April 3, 2002, and the Proxy Statement furnished therewith. Please sign this proxy in the space provided below. When shares are held by joint tenants, both should sign. Execution by stockholders who are not individuals must be made by an authorized signatory. Executors, administrators, trustees and other fiduciaries, and persons signing on behalf of corporations or partnerships should so indicate when signing.


-----------------------------

-----------------------------
SIGNATURE(S)        DATE


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this instruction card votes all common shares of Chateau Communities, Inc. that you are entitled to vote.

Please consider the issue discussed in the proxy statement and cash your vote by:

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                    MATERIALS ELECTRONICALLY.

[LOGO TELEPHONE]  . Using a touch-tone telephone to vote by phone toll free from the U.S. or Canada. Simply dial 1-877-779-8683 and follow the instructions. When you are finished voting, your vote will be confirmed and the call will end.

[LOGO ENVELOPE]   . Completing, dating, signing and mailing the proxy card in the postage-paid envelope included with the proxy statement or sending it to Chateau Communities, Inc., c/o EquiServe Trust Company, N.A., P.O. Box 8249, Edison, New Jersey 08818-9184.


You can vote by phone or via the Internet anytime prior to May 16, 2002. You will need the control number printed at the top of this instruction card to vote by phone or via the Internet. If you do so, you do not need to mail in your proxy card.